EXHIBIT 10.2

UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY TO OR FOR THE BENEFIT OF A CANADIAN PURCHASER UNTIL THE DATE THAT IS FOUR MONTHS AND A DAY AFTER [•], 2020.

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED UNLESS REGISTERED UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND THE CORPORATION AND ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THEM TO SUCH EFFECT.

THIS DEBENTURE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH SECTION 5.11 HEREOF AND THE ABOVE LEGENDS.

SPHERE 3D CORP.

UNSECURED CONVERTIBLE DEBENTURES

Number of Convertible Debentures: [•]	Date: [•], 2020

ARTICLE 1
PRINCIPAL AND INTEREST

1.1 Promise to Pay

FOR VALUE RECEIVED, the undersigned, SPHERE 3D CORP., a corporation amalgamated under the laws of the Province of Ontario (the "Company"), hereby acknowledges itself indebted and promises to pay to ● and its successors and permitted assigns (the "Holder"), as it may direct, on the Maturity Date (as hereinafter defined) or on such earlier date as the principal amount hereof may become due in accordance with the provisions hereof, on presentation and surrender of this Debenture in accordance with the provisions hereof at the offices of the Company, the principal amount of ● Dollars ($●) in lawful money of United States (the "Principal Amount"), and to pay interest ("Interest") on the Principal Amount outstanding from time to time (after as well as before maturity, default and judgment) at a rate equal to six percent (6%) per annum (the "Interest Rate"). Interest shall accrue and be calculated monthly, not in advance, at the Interest Rate, shall compound semi-annually, and shall be payable by the Company, subject to the repayment provisions contained herein, on the Maturity Date or on such earlier date as the Interest may become due in accordance with the provisions hereof. Interest shall accrue commencing on the Closing Date (as hereafter defined) and shall be calculated on the basis of the actual days elapsed and on the basis of a year of 365 days.

1.2 Purpose of the Loan

The Company shall use the Loan to settle outstanding obligations of the Company for working capital and general corporate purposes.

1.3 Voluntary Prepayment

The Company shall be entitled to voluntarily prepay any amounts outstanding hereunder without the prior written consent of the Holder.

1.4 Designation and Priority

This Debenture is one of several six percent (6%) unsecured convertible debentures to be issued by the Company on or about the date hereof in an aggregate principal amount of up to Two Million Dollars ($2,000,000.00) issuable in increments of $1,000.00 (collectively, the "Convertible Debentures"), each of which Convertible Debentures shall be in substantially the same form as this Debenture, shall bear Interest in accordance with Section 1.1 hereof and shall be convertible in accordance with Article 3 hereof.  Each Convertible Debenture shall rank equally and ratably without discrimination, preference or priority with all other Convertible Debentures. For greater certainty, the Obligations of the Company evidenced by any Convertible Debenture shall not be superior in right of payment to the Obligations evidenced by any other Convertible Debenture. The ranking of the Convertible Debentures set out in this Section 1.4 shall apply in all events and circumstances regardless of the date of the Debenture or the date of any advance or advances made to the Company by the holders of the Convertible Debentures. The provisions of this Debenture shall be binding on the Company, the Holder and all Persons claiming through or under them respectively and any Person shall be deemed to have notice of these provisions.

ARTICLE 2
DEFINITIONS, INTERPRETATIONS AND GENERAL PROVISIONS

2.1 Interpretation

In this Debenture, unless there is something in the subject matter or context inconsistent therewith:

(a) "Affiliate" has the meaning specified in the Business Corporations Act (Ontario);

(b) "As If Converted Basis" at any time, means that all Convertible Debentures outstanding at that time will be deemed to have been fully converted, in accordance with the rights, privileges, restrictions and conditions attached thereto, into Common Shares and the Common Shares issuable as a result thereof will be deemed to have been issued and to form part of the holdings of the person entitled to receive such Common Shares;

(c) "Business" means the business carried on by the Company;

(d) "Business Day" means any day, other than Saturday, Sunday or any civic or statutory holiday in the City of Toronto, Ontario;

(e) "Change of Control" means any event whereby any Person or any Persons acting jointly or in concert (as that term is used in the Securities Act) with such Person, together with any Affiliate of any such Person, become(s) the beneficial owner(s) of shares of the Company, or securities exercisable or convertible into shares of the Company, carrying more than fifty percent (50%) of the votes for the election of directors and the votes carried by such shares are sufficient, if exercised, to elect a majority of the board of directors of the Company;

(f) "Closing Date" means the date hereof;

(g) "Common Shares" means the authorized common shares in the capital of the Company, as currently constituted, and any shares into which such common shares may be changed, converted, exchanged or reclassified from time to time;

(h) "Company" has the meaning given thereto in Section 1.1;

(i) "Contract" means any contract (i) involving aggregate payments to or by the Company in excess of Two Hundred and Fifty Thousand Dollars ($250,000) during any year; or (ii) which if terminated would cause a Material Adverse Change, including, without limitation, the Convertible Debentures;

(j) "Conversion Price" means $0.6495 per Common Share, subject to adjustment as provided in Section 3.3;

(k) "Convertible Debentures" has the meaning given thereto in Section 1.4;

(l) "Date of Conversion" has the meaning given thereto in Section 3.2(b);

(m) "Debenture" means this unsecured convertible debenture of the Company as same may be revised, restated, replaced or supplemented from time to time;

(n) "Director" means a director of the Company from time to time;

(o) "Event of Default" has the meaning given thereto in Section 4.1;

(p) "Exchange" means The Nasdaq Stock Market;

(q) "Governmental Body" means any government, parliament, legislature, or any regulatory authority, agency, commission or board of any government, parliament or legislature, or any court or (without limitation to the foregoing) any other law, regulation or rule-making entity (including any central bank, fiscal or monetary authority or authority regulating banks), having or purporting to have jurisdiction in the relevant circumstances, or any Person acting or purporting to act under the authority of any of the foregoing (including any arbitrator);

(r) "Holder" has the meaning given thereto in Section 1.1 above;

(s) "Interest" has the meaning given thereto in Section 1.1;

(t) "Interest Conversion Price" has the meaning given thereto in Section 3.1;

(u) "Interest Rate" has the meaning given thereto in Section 1.1;

(v) "Investors" means the Holder and the Other Investors;

(w) "Law" means, in respect of any Person, property, transaction or event, all applicable laws, statutes, rules, by-laws (including zoning by-laws) and regulations, and all applicable official directives, orders, judgments and decrees, consents, exemptions, approvals, licences, guidelines and policies of any Governmental Body (whether or not having the force of law) relating to such Person, property, transaction or event, whether applicable in Canada or any other jurisdiction;

(x) "Loan" means, at any time, the accommodations of credit made pursuant to this Debenture;

(y)  "Majority of Investors" means seventy-five percent (75%) of the Investors, determined on a pro-rata basis, based on the outstanding Obligations owing by the Company to each of them, respectively, pursuant to their respective Convertible Debentures;

(z) "Material Adverse Change" means, as of any date of determination, any change, circumstance, state of facts or occurrence (or series of occurrences) including any litigation which, in the reasonable credit discretion of the Holder, has or is reasonably likely to have a Material Adverse Change on:

(i) the business, assets, liabilities, operations, results of operations, financial condition, or prospects of the Company,

(ii) the ability of the Company to carry on its Business, or

(iii) the ability of the Company to perform any of its obligations hereunder or under any Contract;

(aa) "Maturity Date" means [•], 2023, unless this Debenture is converted earlier pursuant to and in accordance with the provisions hereof;

(bb) "Obligations" includes, without limitation, the Principal Amount, Interest (at the Interest Rate) and any and all costs, fees and expenses incurred by the Holder in connection with this Debenture;

(cc) "Other Debentures" means the Convertible Debentures issued by the Company to the Other Investors on the date hereof contemporaneously with the issue of this Debenture;

(dd) "Other Investors" means other purchasers of Convertible Debentures;

(ee) "Person" means an individual, natural person, partnership, company, corporation, joint stock company, trust, unincorporated association, joint venture, government, Governmental Body or any other entity, whether acting in an individual, fiduciary or other capacity;

(ff) "Principal Amount" has the meaning given thereto in Section 1.1;

(gg) "Securities Act" means the Securities Act (Ontario), as amended, replaced or supplemented from time to time;

(hh) "Subscription Agreement" means the subscription agreement accepted by the Company and dated the date hereof pursuant to which, inter alia, the Holder subscribed for this Debenture;

(ii) "Taxes" means all taxes of any kind or nature whatsoever including, without limitation, income taxes, sales or value-added taxes, levies, stamp taxes, royalties, duties, and all fees, deductions, compulsory loans and withholdings imposed, levied, collected, withheld or assessed as of the date hereof or at any time in the future, by any Governmental Body having power to tax, together with penalties, fines, additions to tax and interest thereon; and

(jj) "This Debenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Debenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

2.2 Plurality and Gender

Words importing the singular number only shall include the plural and vice versa, and words importing gender shall include the feminine and masculine genders.

2.3 Headings, etc.

The division of this Debenture into Articles, Sections, Subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

2.4 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken at or before the requisite time on the next succeeding day that is a Business Day.

2.5 Reference to Law

Reference herein to any Law means such Law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder.

2.6 Currency

Any reference in this Debenture to "Dollars", "dollars" or the sign "$" shall be a reference to the currency of the United States.

ARTICLE 3
CONVERSION

3.1 Conversion Privilege

Subject to and upon compliance with the provisions of this Article 3, the Holder shall have the right, at its option, at any time up to and including the Maturity Date, to convert the whole, and not less than the whole, of the Principal Amount, and all accrued and unpaid interest thereon, into fully paid and non-assessable Common Shares. Upon exercise of the conversion privilege in this Article 3, each Convertible Debenture shall be converted into 1,540 Common Shares of the Company (as adjusted pursuant to Section 3.3),  and any accrued and unpaid Interest shall be converted into fully paid and non-assessable Common Shares at the "Market Price" (as such term is defined pursuant to applicable rules and policies of the Exchange) at the Date of Conversion. In the event that the Common Shares are not listed for trading at the relevant time on the Exchange, the Interest Conversion Price (as defined below) for any accrued and unpaid Interest shall be determined in accordance with the rules and policies of any stock exchange upon which the Common Shares are then trading, and if the Common Shares are not then listed for trading on any stock exchange, the Interest Conversion Price (as defined below) for any accrued and unpaid Interest shall be determined by the board of directors of the Company, acting reasonably (the "Interest Conversion Price").

3.2 Manner of Exercise of Right to Convert

(a) If the Holder wishes to convert this Debenture into Common Shares, it shall surrender such Debenture to the Company together with the Conversion Form set forth in Schedule "A" hereto, duly executed by the Holder, irrevocably exercising its right to convert such Debenture in accordance with the provisions of this Article 3. Thereupon the Holder or its nominee or assignee shall be entitled to be entered in the books of the Company as at the Date of Conversion as the holder of the number of Common Shares into which such Convertible Debenture (including any accrued and unpaid Interest) is convertible in accordance with the provisions hereof and, as soon as practicable thereafter, the Company shall deliver to such Holder or, subject as aforesaid, its nominee or assignee, a certificate for such Common Shares and, if applicable, a cheque in the amount payable under Section 3.4 in respect of fractional shares, if any.

(b) For the purposes hereof, the date of conversion of the Debenture (the "Date of Conversion") shall be deemed to be the date on which it is surrendered in accordance with the provisions hereof and, in the case of a Debenture so surrendered by mail or other means of delivery, the date on which it is received by the Company during regular business hours on a Business Day.

(c) Upon surrender of this Debenture for conversion in accordance with this Section 3.2, the Holder will be entitled to receive 1,540 shares for each Convertible Debenture (as adjusted pursuant to Section 3.3), plus that number of Common Shares equal to the quotient obtained when the aggregate of the accrued and unpaid Interest is divided by the Interest Conversion Price. The Common Shares issued upon conversion shall be entitled to all rights and privileges accorded to holders of record of Common Shares on and after the Date of Conversion, from which date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

3.3 Adjustment Provisions

(a) If and whenever at any time prior to the Maturity Date, the Company shall:

(i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares; or

(ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares,

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation, as the case may be, shall, in the case of the events referred to in Sections 3.4(a)(i) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision or redivision or shall, in the case of the events referred to in Section 3.3(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation on such effective or record date.  Such adjustment shall be made successively whenever any event referred to in this Section 3.3(a) shall occur.

(b) If and whenever at any time prior to the Maturity Date, the Company shall: (i) issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend; (ii) declare a cash dividend on the Common Shares; or (iii) make a distribution to all or substantially all the holders of its outstanding Common Shares of: (A) shares of any class other than Common Shares (or other than securities convertible into or exchangeable for Common Shares), (B) rights, options or warrants (other than rights, options or warrants referred to in Section 3.3(b)(i), (C) evidences of its indebtedness, or (D) assets (including dividends paid in the ordinary course), then in each of the foregoing cases the Company shall at the same time make or declare the equivalent issuance, dividend or distribution on the Convertible Debentures on an As If Converted Basis.  In this Section 3.3(b) the term "dividends paid in the ordinary course" shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

(c) If and whenever at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the Common Shares at any time outstanding or a change of the Common Shares into other shares or into other securities or other capital reorganization (other than as set out in Section 3.3 hereof), or a consolidation, amalgamation or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Common Shares are entitled to receive shares, other securities or other property (any of such events being called a "Capital Reorganization"), any Holder who exercises the right to convert Convertible Debentures into Common Shares pursuant to Convertible Debentures then held after the effective date of such Capital Reorganization will be entitled to receive, and will accept for the same aggregate consideration in lieu of the number and percentage outstanding of Common Shares to which such Holder was previously entitled upon such conversion after giving effect to the consolidation, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number and percentage outstanding of Common Shares to which such holder was previously entitled upon conversion after giving effect to the consolidation. The Company shall take all steps necessary to ensure that, on a Capital Reorganization, the Holder will receive the aggregate number of shares, other securities or other property to which it is entitled as a result of the Capital Reorganization.

(d) In any case in which this Section 3.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Holder before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as the Holder would, but for the provisions of this Section 3.3(d), have become the holder of such additional Common Shares pursuant to Section 3.3.

(e) The adjustments or equivalent distribution entitlements provided for in this Section 3.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment or equivalent distribution entitlements under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 3.3(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(f) For greater certainty, no adjustment in the Conversion Price shall be made in respect of any event described in Section 3.3(b) where the Holder is entitled to participate in such event on an As If Converted Basis.

(g) In the event of any question arising with respect to the adjustments provided herein, such question will be conclusively determined by the Company's auditors who shall have access to all necessary records of the Company and such determination will be binding upon the Company and the Holder.

3.4 No Requirement to Issue Fractional Shares

The Company shall not issue fractional Common Shares upon the conversion of this Debenture. If any fractional interest in a Common Share would, except for the provisions of this Section 3.4, be deliverable upon the conversion of the Principal Amount, or all accrued and unpaid Interest thereon, of this Debenture, the Company shall, in lieu of delivering any certificate of such fractional interest, satisfy such fractional interest by paying to the Holder of such surrendered Debenture an amount equal to an identical fraction of the Conversion Price or Interest Conversion Price, as applicable, of the Common Shares on any of the Date of Conversion.

3.5 Taxes and Charges on Conversion

The Company will from time to time promptly pay or make provision for the payment of all Taxes which may be imposed by applicable Laws (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Common Shares to the Holder upon conversion of this Debenture.

3.6 Certificate as to Adjustment

The Company shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 3.3, deliver a notice to the Investors specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby including the resulting Conversion Price and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such notice and the amount of the adjustment specified therein shall, subject to the provisions of Sections 3.4 and 3.5 and absent manifest error, be conclusive and binding on all interested parties.

3.7 Notice of Special Matters

The Company covenants that, so long as this Debenture remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Section 3.3 which may give rise to an adjustment in the Conversion Price and such notice shall specify the particulars of such event and the record date or the effective date, as applicable, for such event, provided that the Company shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Except where the Investors otherwise consent in writing, such notice shall be given not less than fourteen (14) days prior to the applicable record date.

3.8 Company to Reserve Shares

The Company covenants that it will at all times reserve and keep available out of its authorized share capital such number of Common Shares as shall then be issuable upon the conversion of the Principal Amount and Interest on this Debenture. All Common Shares which shall so be issuable shall be, upon issuance, duly and validly issued, fully paid and non-assessable.

ARTICLE 4
DEFAULT AND ENFORCEMENT

4.1 Events of Default

The happening of any of the following events or conditions shall constitute an event of default ("Event of Default") hereunder:

(a) Failure to Pay Principal Amount.  If the Company makes default in payment of the Principal Amount on the Maturity Date or when the same otherwise becomes due under any provision hereof;

(b) Failure to Pay Interest. If the Company fails to make a payment of any accrued and unpaid Interest when due;

(c) Default in Other Covenants. If, other than in respect of any covenant to pay, there is any default or failure in the observance or performance of any other act hereby or in the Subscription Agreement required to be done or any other material covenant or condition hereby or in the Subscription Agreement required to be observed or performed and such default or failure has not been cured within thirty (30) days;

(d) False Representations, etc. If any representation, warranty, certificate, statement or report of the Company made or given herein or otherwise in connection hereunder is false or erroneous or misleading in any material respect at the time it was made or given;

(e) Insolvency. If the Company is unable to pay its debts as such debts become due, or is, or is adjudged or declared to be, or admits to being, bankrupt or insolvent;

(f) Voluntary Proceedings. If the Company makes a general assignment for the benefit of creditors, or any proceedings or filing is instituted or made by the Company seeking relief on its behalf as debtor, or to adjudicate it to a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment recomposition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets; or the Company takes any corporate action to authorize any of the actions set forth in this Section 4.1(i);

(g) Involuntary Proceedings. If any notice of intention is filed or any proceeding or filing is instituted or made against the Company in any jurisdiction seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment or composition of it or its debts under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties or assets or seeking possession, foreclosure or retention, or sale or other disposition of, or other proceedings to enforce security over, all or a substantial part of the assets of the Company unless the same is being contested actively and diligently in good faith by appropriate and timely proceedings and is dismissed, vacated or stayed within thirty (30) days of institution thereof;

(h) Receiver, etc. If a receiver, liquidator, trustee, sequestrator or other officer with like powers is appointed with respect to, or an encumbrancer takes possession of, or forecloses or retains, or sells or otherwise disposes of, or otherwise proceeds to enforce security over all or a substantial part of the properties or assets of the Company or gives notice of its intention to do so;

(i) Execution, Distress. If any writ, attachment, execution, sequestration, extent, distress or any other similar process becomes enforceable against the Company or if a distress or any analogous process is levied against all or a substantial part of the properties or assets of the Company;

(j) Improper Use of Proceeds.  If the Company does not use the proceeds of the Loan in accordance with Section 1.2 hereof; and

(k) Listing. If the Company fails to: (i) list the Common Shares issuable on conversion of the Convertible Debentures and to maintain the listing of its Common Shares on the Exchange or such other stock exchange as determined by the Company's board of directors; and (ii) maintain its status as a reporting issuer not in default in those Canadian jurisdictions in which it is a reporting issuer as of the date hereof.

4.2 Notice of Event of Default

The Company shall give notice in writing to the Holder of the occurrence of any Event of Default or other event which, with the lapse of time or giving of notice or otherwise, would be an Event of Default, forthwith upon becoming aware thereof.  Such written notice shall specify the nature of such default or Event of Default and the steps being taken to remedy the same.

4.3 Consequences of an Event of Default

Upon the occurrence and during the continuance of an Event of Default and upon delivery to the Company of a notice in writing signed by the Majority of Holders, the Principal Amount and any accrued and unpaid Interest shall, at the option of the Holder, become immediately due and payable.

4.4 Set-Off

Upon the occurrence and during the continuance of an Event of Default, the Holder may from time to time set off the Obligations under this Debenture against any and all deposits at any time held by the Holder for the account of the Company and any other indebtedness at any time owing by the Holder to the Company, whether or not the Majority of Holders shall have issued a notice pursuant to Section 4.3 or otherwise made any demand hereunder and whether or not any of such obligations may be unliquidated, contingent or unmatured.

ARTICLE 5
GENERAL MATTERS

5.1 No Registration

Neither the issuance and sale of the securities represented by this Convertible Debenture nor the Common Shares into which these securities are exercisable have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or applicable state securities laws.  These securities may not be offered for sale, sold, transferred or assigned unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration is available, and the Corporation and its transfer agent has received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to them to such effect.

5.2 Amalgamation

The Company acknowledges that if it amalgamates with any other corporation or corporations: (a) the term "Company", where used herein shall extend to and include each of the amalgamating corporations and the amalgamated corporation; and (b) the term, "Obligations", where used herein shall extend to and include the Obligations of each of the amalgamating corporations and the amalgamated corporation.

5.3 Costs and Expenses

The Company shall pay all reasonable costs, fees and expenses of the Holder, whether directly or for services rendered (including, without limitation, reasonable solicitors' and other professional costs, fees and expenses) in connection with the preparation, negotiation and documentation of this Debenture and any and all documents ancillary thereto and under any other document delivered pursuant to this Debenture provided funds are advanced as described herein. Such costs, fees and expenses shall form part of the Obligations.

5.4 General Interest Provisions

Notwithstanding any other provision of this Debenture, in no event shall the aggregate "interest" (as that term is defined in section 347 of the Criminal Code (Canada)) paid or payable pursuant to this Debenture exceed the effective annual rate of interest on the "credit advanced" (as defined therein) lawfully permitted under section 347 of the Criminal Code (Canada). The effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of this Debenture, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Holder will be conclusive for the purposes of such determination. If at any time the implementation of any provision hereof results in a payment or an obligation to make a payment in contravention of this Section 5.4, the amount of the excess shall be applied as a partial prepayment of Principal and the obligation to make such excess payment shall be deemed a severable obligation. The Company represents and warrants to the Holder that it has not incurred, and will not incur, any charges or expenses pursuant to this Debenture which may be considered to be "interest" in an aggregate amount which is in contravention of section 347 of the Criminal Code (Canada). A certificate of the Holder as to each amount and/or each rate of interest payable hereunder from time to time shall, in the absence of manifest error, be conclusive evidence of such amount and of such rate.

5.5 Performance by Holder

If the Company fails to perform any of its obligations hereunder, the Holder may, after notice to the Company, but shall not be obligated to, perform any or all such obligations, and all costs, charges, expenses, fees, outlays and premiums incurred by the Holder in connection therewith shall be payable by the Company forthwith upon demand by the Holder and shall bear interest from the date incurred by the Holder at the Interest Rate, compounded semi-annually and payable on demand and shall form part of the Obligations. Any such performance by the Holder shall not constitute a waiver by the Holder of any right, power, or privilege under this Debenture.

5.6 No Modification

No modification, variation or amendment of any provision of this Debenture shall be made without the prior written consent of the Majority of Investors and without the same modifications being made to the Other Debentures contemporaneously therewith, and no waiver of any provision hereof shall be effective unless in writing.

5.7 Relationship of Parties

The provisions contained in this Debenture shall not create or be deemed to create any relationship as between the Company and the Holder other than that of borrower and creditor. For greater certainty, nothing herein shall constitute the Holder and the Company as partners or joint venturers or impose any liability upon them as such.

5.8 Notice to the Company and the Holder

Any demand, notice or other communication (a "Communication") to be given in connection with this Debenture shall be given in writing and may be given by personal delivery, by courier, by registered mail, by transmittal of facsimile transmission (provided the intended recipient has a fax machine) or by e-mail transmission of an Adobe Acrobat file, or similar means of recorded electronic transmission, as follows:

(a) if to the Company, at:

Sphere 3D Corp.

895 Don Mills Road, Building 2
Toronto, ON M3C 1W3

Attention:  Peter Tassiopoulos, Chief Executive Officer

Facsimile: (858) 495-4267

(b) if to the Holder, at the Holder's address as it appears on the records of the Company or to such other address, facsimile number, e-mail address or individual as may be designated by written notice by either party to the other. Any Communication given by personal delivery, courier or registered mail shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile transmission or by e-mail, on the day of transmittal thereof if such day is a Business Day and is received before 5:00 p.m. (local time to the recipient) or otherwise on the next Business Day after the day of transmittal.

5.9 Replacement of Debenture

If the Debenture shall become mutilated or be lost, stolen or destroyed and in the absence of notice that the Debenture has been acquired by a bona fide purchaser, the Company in its discretion may issue a new Debenture upon surrender and cancellation of the mutilated Debenture, or, in the event that a Debenture is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Debenture shall be in the form hereof and the Holder shall be entitled to benefits hereof. In case of loss, theft or destruction, the Holder shall furnish to the Company such evidence of such loss, theft or destruction as shall be satisfactory to the Company in its discretion acting reasonably together with an indemnity in form and substance mutually acceptable to the Company and the Holder, each acting reasonably. The applicant shall pay reasonable expenses incidental to the issuance of any such new Debenture.

5.10 Successors and Assigns

This Debenture shall enure to the benefit of the Holder and its successors and permitted assigns and shall be binding upon the Company and its successors and permitted assigns.

5.11 Assignment

This Debenture is non-negotiable and each of the Company and the Holder covenants and agrees that it cannot, and shall not, transfer, sell, assign or pledge this Debenture without the prior written consent of a Majority of Investors. The Holder acknowledges and agrees that any transfer, sale, assignment or pledging of this Debenture by it shall comply with the provisions of the Securities Act and/or such regulatory authorities having jurisdiction.

5.12 Invalidity of Provisions

Each of the provisions contained in this Debenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

5.13 Governing Law

This Debenture shall be governed by and construed, interpreted and performed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.14 Time of Essence

Time shall be of the essence of this Debenture and a forbearance by the Holder of the strict application of this provision shall not operate as a continuing or subsequent forbearance.

5.15 No Waiver

No failure or delay by the Holder in exercising any right, power or privilege under this Debenture shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by its duly authorized officer as of the date first written above.

SPHERE 3D CORP.
Per:
Peter Tassiopoulos Chief Executive Officer

SCHEDULE "A"

CONVERSION FORM

TO: SPHERE 3D CORP.

All terms used herein but not defined shall have the meanings ascribed thereto in the within Debenture.

Pursuant to Article 3 of the Debenture, the undersigned registered Holder hereby irrevocably elects to convert each Convertible Debenture into 1,540 Common Shares and all accrued and unpaid Interest into Common Shares at the Interest Conversion Price in accordance with the terms of the Debenture and directs that the aggregate number of Common Shares issuable and deliverable upon the conversion.

(If Common Shares are to be issued in the name of a Person other than the Holder, all requisite transfer taxes must be tendered by the undersigned).

Print name in which Common Shares issued on conversion are to be issued, delivered and registered:

Name:________________________________________________________________________________________

_____________________________________________________________________________________________
(Address) (City, Province and Postal Code)

DATED this _____ day of _________________________, 20_____.

[HOLDER]

Per:	c/s

Name: Title: